Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3, S-4, and S-8 (No. 33-11321, 333-103067, 33-32853, 33-15027, 33-34300, 33-45709, 33-45272, 33-15008, 33-56514, 33-64834, 33-64836, 33-83026, 33-61983, 333-32806, 333-48411, 333-61111, 333-64229, 333-52744, 333-89163, 333-83054, 333-68690, 333-104044) of Fidelity National Financial, Inc. of our report dated January 25, 2003 relating to the financial statements of Financial Services Division of ALLTEL Information Services, Inc., which appears in the Current Report on Form 8-K of Fidelity National Financial, Inc. dated April 1, 2003.

/s/ PricewaterhouseCoopers LLP

Little Rock, AR
June 13, 2003